SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 __________

                                SCHEDULE 14A
                  Proxy Statement Pursuant to Section 14(a)
                   of the Securities Exchange Act of 1934
                                 __________


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                      AQUILA BIOPHARMACEUTICALS, INC.
              (Name of Registrant as Specified In Its Charter)

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    _______________________________________________________________________

       The following letter was sent to shareholders with the proxy solicitation materials on April 18, 1997.






        April 18, 1997

        Dear Shareholder,

        In 1996 Aquila Biopharmaceuticals emerged as a new biotechnology company, creating and commercializing products which modulate the immune system to treat or prevent infectious diseases and cancer. Aquila's technology is focused on the proprietary Stimulon family of adjuvants and our capabilities for producing antigens through recombinant methods. Our goal is to develop safe, effective and marketable products through our own efforts and in collaboration with our corporate partners.

        We have made significant progress over the last few years, and recently achieved several milestones. We anticipate that we will report to you several new important accomplishments over the next one to two years. Our lead human health product, Quilimmune-P for preventing pneumococcal infections is in Phase I clinical trials. If the product meets the clinical end points in this trial, we expect to move into Phase II clinical testing this year. Quilvax-M for preventing bovine mastitis is in animal trials. We have completed feasibility testing in cows and have research challenge trials underway to demonstrate efficacy. We expect to complete the research studies this year and initiate final efficacy and safety licensing trials in 1998.

        The company's six corporate partners and academic collaborators have completed 14 clinical trials with products incorporating QS-21, our lead Stimulon adjuvant. An additional 22 trials are underway targeting a number of different diseases, including influenza, malaria, hepatitis, herpes and certain cancers.

        The strength of the company and its technology is a direct result of the expertise and outstanding commitment of our employees. We thank them for their efforts. We also thank you, our shareholders, for your support.

        Welcome to Aquila Biopharmaceuticals.

        Yours sincerely,


        /s/ Alison Taunton-Rigby

        Alison Taunton-Rigby, Ph.D.
        President and Chief Executive Officer